Exhibit  99.1                  Eternal Image, Inc. Web Posting of January 6, 2009

(http://www.eternalimage.net/investors.php)

January 06, 2009

On January 6, 2009 the United States Patent and Trademark Office granted Eternal Image design patent number D584,475 for the Company’s Major League Baseball urn design. This gives the Company a good deal of security for what is currently its most popular product.